JOINT FILING AGREEMENT

         This will confirm the agreement by and among all the undersigned that the Schedule 13D filed on or about this date with respect to the beneficial ownership of the undersigned of shares of the Common Stock, $.15 par value, of NAL Financial Group Inc. is being filed on behalf of each of the undersigned. This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


Dated: August 26, 1997                    CONSECO, INC.



                                          By: /s/Donald F. Gongaware
                                              -----------------------
                                              Donald F. Gongaware,
                                              Executive Vice President


                                          CONSECO PRIVATE CAPITAL GROUP, INC.



                                          By: /s/Michael F. Bonnet
                                              ------------------------
                                              Michael F. Bonnet,
                                              Vice President


                                           BENEFICIAL STANDARD LIFE INSURANCE
                                             COMPANY



                                           By: /s/Donald F. Gongaware
                                               ------------------------
                                               Donald F. Gongaware,
                                               President


                                           GREAT AMERICAN RESERVE LIFE INSURANCE
                                             COMPANY



                                            By: /s/Donald F. Gongaware
                                                ------------------------
                                                Donald F. Gongaware,
                                                President